ILLUMINA, INC.
2005 STOCK AND INCENTIVE PLAN
STOCK OPTION AGREEMENT
All capitalized terms shall have the meaning assigned to them in the attached Appendix.

I.	NOTICE OF GRANT
You have been granted an option to purchase shares of Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:
Name of Optionee:
Grant Date:
Vesting Commencement Date:
Exercise Price per Share:
Number of Shares Subject to the Option:

Type of Option:	X	Nonstatutory Stock Option
Expiration Date:
Vesting Schedule: Subject to accelerated vesting as set forth below, this Option may be exercised, in whole or in part, in accordance with the following schedule:
[INSERT VESTING SCHEDULE, WHICH MAY BE TIME BASED, PERFORMANCE BASED, OR A COMBINATION THEREOF.]

II.	AGREEMENT
A.    Grant of Option.
1.    The Optionee is hereby granted an Option to purchase the number of Shares set forth in the Notice of Grant at the per share Exercise Price set forth in the Notice of Grant, subject to the terms and conditions of the Plan, which is incorporated herein by reference.
2.    If this Option is designated as an Incentive Stock Option in the Notice of Grant section of this Agreement, then no installment of Optioned Shares for which this Option becomes exercisable shall qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Optioned Shares for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Optioned Shares or other securities for which this Option or any other Incentive Stock Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this Option shall nevertheless become exercisable for the excess Optioned Shares in such calendar year as a Nonstatutory Stock Option.
B.    Exercise of Option.
1.    Right to Exercise. This Option shall vest and become exercisable in one or more installments in accordance with the vesting schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. As this Option becomes vested and exercisable for such installments, those installments shall accumulate, and this Option shall remain vested and exercisable for the accumulated installments until the Expiration Date or sooner termination under this Paragraph B. In no event may this Option be exercised for any fractional shares.
2.    Post-Service Exercisability.
(a)Should Optionee cease to be a Service Provider for any reason (other than death or Disability) while holding this Option, then Optionee shall have a period of [FOR EXECUTIVE OFFICERS: twelve (12) months] [FOR EMPLOYEES: three (3) months] (commencing with the date of such cessation of service) during which to exercise this Option.
(b)Should Optionee die while holding this Option, then the personal representative of Optionee’s estate or the person or persons to whom this Option is transferred pursuant to Optionee’s will or the laws of inheritance shall have the right to exercise this Option. However, if Optionee has designated one or more beneficiaries of this Option in a form acceptable to the Administrator, then those persons shall have the exclusive right to exercise this Option following Optionee’s death. Any such right to exercise this Option shall lapse, and this Option shall cease to be outstanding, upon the expiration of the twelve (12)-month period measured from the date of Optionee’s death.
(c)Should Optionee cease to be a Service Provider by reason of Disability while holding this Option, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of service) during which to exercise this Option.
(d)During the limited period of post-service exercisability, this Option may not be exercised in the aggregate for more than the number of Optioned Shares for which this Option is exercisable at the time the Optionee ceases to be a Service Provider. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any exercisable Optioned Shares for which this Option has not been exercised. However, this Option shall, immediately upon Optionee’s cessation of Service Provider status for any reason, terminate and cease to be outstanding with respect to any Optioned Shares for which this Option is not otherwise at that time exercisable.
(e)In no event shall this Option be exercisable at any time after the Expiration Date.
3.    Special Acceleration of Option.
(f)In the event of a Corporate Transaction, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, this Option; (ii) accelerate the vesting of this Option; and/or (iii) provide for termination of this Option as a result of the Corporate Transaction on such terms and conditions as it deems appropriate, including providing for the cancellation of this Option for a cash payment to Optionee. If this Option becomes fully vested and exercisable in the event of a Corporate Transaction, the Administrator shall notify the Optionee in writing or electronically that this Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and this Option shall terminate upon the expiration of such period.
(a)    This Option, to the extent it is assumed pursuant to this Paragraph 3(a), shall be appropriately adjusted, immediately after the Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had this Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such transaction shall also be made to the Exercise Price under each outstanding Option, provided the aggregate Exercise Price payable for such securities shall remain the same.
(b)    This Option Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
4.    Method of Exercise. This Option is exercisable through E*Trade Optionslink. The Optionee will receive a welcome kit from E*Trade explaining this service. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the purchased Shares shall be considered transferred to the Optionee on the date this Option is exercised with respect to such purchased Shares.
5.    Method of Payment. Payment of the aggregate Exercise Price shall made through E*Trade and may be by any of the following, or a combination thereof, at the election of the Optionee:
(a)    cash;
(b)    check;
(c)    consideration received through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (i) to E*Trade to effect the immediate sale of the purchased Optioned Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Optioned Shares plus all applicable Federal, state and local income and employment or other taxes required to be withheld by the Company by reason of such exercise and (ii) to the Company to deliver the certificates for the purchased Optioned Shares directly to E*Trade in order to complete the sale; or
(d)    other Shares which, in the case of Shares acquired directly or indirectly from the Company, (i) have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Optioned Shares for which this Option is exercised.
C.    Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this Option, and this Option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death with holding this Option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this Option may be exercised following Optionee’s death. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, beneficiaries, successors and assigns of the Optionee.
D.    Term of Option. This Option shall have a maximum term of ten (10) years measured from the Grant Date and shall expire at the close of business on the Expiration Date, unless sooner terminated. This Option may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.
E.    Adjustment in Optioned Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (1) the total number and/or class of securities subject to this Option and (2) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder; provided that the aggregate Exercise Price shall remain the same.
F.    Notice of Disqualifying Disposition of Shares. If this Option is designated an Incentive Stock Option in the Notice of Grant section of this Agreement, then the Optionee shall, upon any sale or other disposition of the Optioned Shares effected on or before the later of two years after the Grant Date or one year after the exercise date, immediately notify the Company in writing of such sale or disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of the Optioned Shares acquired pursuant to this Option by payment in cash or out of the current earnings paid to the Optionee.
G.    Successors and Assigns. Except to the extent otherwise provided in this Option Agreement, the provisions of this Option Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this Option designated by Optionee.
H.    Notices. Any notice required to be given or delivered to the Company under the terms of this Option Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
I.    Entire Agreement; Construction; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. Subject to Section 4(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.
J.    NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
Optionee understands and agrees that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

ILLUMINA, INC.

APPENDIX
The following definitions shall be in effect under this Option Agreement:
A.    “Administrator” means the Board of Directors of the Company or any of committee of Directors appointed by the Board of Directors of the Company as shall be administering the Plan, in accordance with Section 4 of the Plan.
B.    “Applicable Laws” means the requirements relating to the administration of stock option plans, the grant of options and the issuance of stock under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any Nasdaq National Market, stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.
C.    “Code” means the Internal Revenue Code of 1986, as amended.
D.    “Common Stock” means the common stock of the Company.
E.    “Company” means Illumina, Inc., a Delaware corporation.
F.    “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
G.    “Corporate Transaction” means any of the following, unless the Administrator provides otherwise:
(i)    any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),
(ii)    the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),
(iii)    the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended),
(iv)    a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director, or
(v)    any other event specified by the Board or a Committee, regardless of whether at the time this Option is granted or thereafter.
A.    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
B.    “Employee” means any person employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not be deemed to cease Employee status by reason of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.
C.    “Exercise Price” means the price per Share that the Optionee shall be required to pay in order to purchase Shares pursuant to an exercise of his or her Option.
D.    “Expiration Date” means the date set forth in the Notice of Grant, which is the date upon which this Option expires, if not terminated earlier in accordance with this Option Agreement and the Plan.
E.    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or traded on a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of a Share shall be the closing selling price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
F.    “Grant Date” means the date set forth in the Notice of Grant as the date on which the Administrator granted this Option.
G.    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
H.    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option and/or as designated in the applicable Option Agreement.
I.    “Notice of Grant” means the notice evidencing certain terms and conditions of this Option as set forth in Part I of this document.
J.    “Option” means this stock option granted to Optionee pursuant to the Plan.
K.    “Option Agreement” means this agreement between the Company and an Optionee evidencing the terms and conditions of this Option grant set forth in Part II of this document. The Option Agreement is subject to the terms and conditions of the Plan.
L.    “Optioned Shares” means the Shares subject to this Option.
M.    “Optionee” means the individual to whom this Option is granted under the Plan and named in the Notice of Grant.
N.    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code or any successor provision.
O.    “Plan” means the Illumina, Inc. 2005 Stock and Incentive Plan.
P.    “Service Provider” means (i) an individual rendering services to the Company or any Parent or Subsidiary of the Company in the capacity of an Employee or Consultant or (ii) an individual serving as a member of the Board of Directors of the Company.
Q.    “Share” means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.
R.    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code or any successor provision.